EXHIBIT 99.1

ADVANCED BIOTHERAPY, INC.
Administration c/o KVG Partners 141 West Jackson Blvd., Suite 2182 Chicago, Illinois 60604 Telephone 312-427-1912 Fax 312-427-5396 www.advancedbiotherapy.com

October 13, 2006

“FOR IMMEDIATE RELEASE”

Advanced Biotherapy, Inc. Completes Stock Sale and Debt Conversion

Advanced Biotherapy, Inc. announced today that it has completed the sale of common stock to Richard P. Kiphart and other new investors in the amount of $5.4 million. This investment, plus the previous $1.1 million invested by Richard P. Kiphart around August 28, 2006, completes the $6.5 million capital raise previously announced by the Company. The Company also announced the conversion of all convertible notes, other promissory notes and accrued salaries owed by the Company, except for a nominal amount which was paid out in cash. The Company has no long-term debt and has approximately $6.2 million in cash, as of October 12, 2006.

About Advanced Biotherapy

The Company, a pioneer in anticytokine therapy, has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including alopecia, all Th1 mediated autoimmune diseases which appear to have the same proinflammatory Th-1 activity. Advanced Biotherapy is headquartered in Chicago with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including 7 issued patents.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," “could” "expect," "project," "intend," "plan," "believe,” “seek,” “should,” “may,” “assume,” “continue,” variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

Contact:
Advanced Biotherapy, Inc.
Christopher W. Capps - (312) 427-1912
 www.advancedbiotherapy.com